Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos., 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, 333-161232, 333-177148, 333-191817, 333-192716, 333-197948 and 333-200463 of Scientific Games Corporation on Form S-8 and Registration Statement Nos. 333-74590, 333-110477, 333-112452 of Scientific Games Corporation on Form S-3; of our report dated February 27, 2015, with respect to the financial statements of Lotterie Nazionali S.r.l. as of December 31, 2014, included in the Annual Report (Form 10-K) of Scientific Games Corporation for the year ended December 31, 2015.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy
February 29, 2016